Exhibit 5.1

[•], 20[•]
Nissan Auto Leasing LLC II
Nissan Motor Acceptance Corporation
Nissan Auto Lease Trusts
One Nissan Way
Franklin, Tennessee 37067

Re:	Nissan Auto Leasing LLC II Nissan-Infiniti LT Nissan Auto Lease Trusts Registration Statement on Form S-3 Registration No. 333-170956
Ladies and Gentlemen:
          We have acted as special counsel to Nissan Auto Leasing LLC II (“NALL II” or the “Depositor”), a Delaware limited liability company and wholly-owned limited purpose subsidiary of Nissan Motor Acceptance Corporation, a California corporation (“NMAC”) and Nissan-Infiniti LT, a Delaware statutory trust in connection with the registration of $7,000,000,000 aggregate principal amount of asset-backed notes (the “Notes”) and asset-backed securities (the “Certificates”) pursuant to a Registration Statement on Form S-3 relating to the Notes and Certificates (Registration No. 333-170956, together with the exhibits and amendments thereto, the “Registration Statement”) being filed with the Securities and Exchange Commission (the “SEC”) concurrently herewith under the Securities Act of 1933, as amended (the “1933 Act”), and the rules and regulations promulgated thereunder.
          We have examined originals or copies, certified or otherwise identified to our satisfaction, of the organizational documents of the Issuing Entities, the Indenture, the form of Notes included as an exhibit to the Indenture, and such other records, documents and certificates of the Issuing Entities and public officials and other instruments as we have deemed necessary for the purpose of this opinion. In addition, we have assumed that the Indenture as completed for each series will be duly executed and delivered by the parties thereto; that the Notes as completed for each series will be
BEIJING

CHARLOTTE

CHICAGO

GENEVA

HONG KONG

LONDON

LOS ANGELES

MOSCOW

NEW YORK

NEWARK

PARIS

SAN FRANCISCO

SHANGHAI

WASHINGTON, D.C.

Nissan Auto Leasing LLC II
Nissan Motor Acceptance Corporation
Nissan Auto Lease Trusts
[•], 20[•]

duly executed and delivered substantially in the forms contemplated by the Indenture; and that the Notes for each series will be sold as described in the Registration Statement.
          Based upon the foregoing, we are of the opinion that:
          The Notes are in due and proper form and, assuming the due authorization, execution and delivery of the Indenture by the applicable Issuing Entity and the Indenture Trustee, and the due authorization of the Notes for each series by all necessary action on the part of the applicable Issuing Entity, when the Notes for each series have been validly executed, authenticated and issued in accordance with the applicable Indenture and delivered against payment therefor, the Notes for each series will be valid and binding obligations of the applicable Issuing Entity, enforceable against the applicable Issuing Entity in accordance with their terms, subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally (including, without limitation, fraudulent conveyance laws), and general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether such enforceability is considered in a proceeding in equity or at law.
          The opinions expressed above are limited to the federal laws of the United States of America and the laws of the State of New York (excluding choice of law principles therein). We express no opinion herein as to the laws of any other jurisdiction and no opinion regarding the statutes, administrative decisions, rules, regulations or requirements of any county, municipality, subdivision or local authority of any jurisdiction.
          This opinion letter is based on the facts and circumstances set forth in the Prospectus, the forms of Prospectus Supplement and in the other documents reviewed by us. Our opinion as to the matters set forth herein could change with respect to a particular series of Notes as a result of changes in facts and circumstances, changes in the terms of the documents reviewed by us, or changes in the law subsequent to the date hereof. As the Registration Statement contemplates series of Notes with numerous different characteristics and the Prospectus, form of Prospectus Supplement and the operative documents related thereto do not relate to a specific transaction, the particular characteristics of each series of Notes must be considered in determining the applicability of this opinion to a particular series of Notes and such opinion may require modification in the context of any actual transaction.
          We consent to the filing of this letter as an exhibit to the Registration Statement and to the use of our name therein, without admitting that we are “experts” within the meaning of the 1933 Act or the rules or regulations of the Securities and Exchange Commission thereunder, with respect to any part of the Registration Statement, including this exhibit.

Nissan Auto Leasing LLC II
Nissan Motor Acceptance Corporation
Nissan Auto Lease Trusts
[•], 20[•]

Very truly yours,
WINSTON & STRAWN LLP